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[BANK ONE CORPORATION News Release Letterhead]            Exhibit 99(b)




FOR IMMEDIATE RELEASE                      CONTACT:   Thomas A. Kelly
                                                      (312) 732-7007

                        BANK ONE INCREASES COMMON STOCK
                     DIVIDEND 10.5%, TO 42 CENTS PER SHARE

     CHICAGO, January 19, 1999 - The Board of Directors of BANK ONE CORPORATION today declared a cash dividend of 42 cents per share on outstanding common stock, payable April 1, 1999, to shareholders of record on March 15, 1999. This dividend represents a 10.5% increase from the dividend declared in the previous quarter.

     "The dividend increase reflects our confidence in the earnings outlook for the new company," said John B. McCoy, President and Chief Executive Officer. "It also is consistent with a targeted payout ratio in the range of 35% to 40% of operating earnings over time."

     BANK ONE CORPORATION, with assets of more than $260 billion, is the nation's 5th largest bank holding company.

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